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                                                          Exhibit 23.2


                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to the Non-Qualified Stock Options Pursuant to Written Option Agreement of Boston Communications Group, Inc., of our report dated February 29, 1996, except for Notes 8 and 11 as to which the date is April 26, 1996, with respect to the financial statements and schedule of Boston Communications Group, Inc., included in its Registration Statement (Form S-1 No. 333-4128) filed with the Securities and Exchange Commission.


         August 26, 1996
         Boston, Massachusetts